                                                                      EXHIBIT 11

                          CAMERON ASHLEY BUILDING PRODUCTS, INC.
                             COMPUTATION OF EARNINGS PER SHARE
                                        (Thousands)

                                      Three Months Ended             Six Months Ended
                                   ------------------------      -----------------------
                                   April 30,      April 30,      April 30,     April 30,
                                     1996           1995           1996           1995
                                   ---------      ---------      ---------     ---------
Average common stock
 outstanding                         8,846          7,909          8,786          7,200
Average options outstanding            989          1,154          1,104          1,149
Effects of treasury stock
 method (based on exercise
 proceeds and tax benefits)           (718)          (571)          (773)          (571)
                                   ---------      ---------      ---------     ---------
  Weighted average common
   shares outstanding                9,117          8,492          9,117          7,778
                                   ---------      ---------      ---------     ---------
                                   ---------      ---------      ---------     ---------

Income before extraordinary
 charge                             $2,635         $1,970         $3,621         $3,581
                                   ---------      ---------      ---------     ---------
                                   ---------      ---------      ---------     ---------

Net income                          $2,390         $1,970         $3,376         $3,581
                                   ---------      ---------      ---------     ---------
                                   ---------      ---------      ---------     ---------

Income per share before
 extraordinary charge               $  .29         $  .23         $  .40         $  .46
                                   ---------      ---------      ---------     ---------
                                   ---------      ---------      ---------     ---------

Net income per share after
 extraordinary charge               $  .26         $  .23         $  .37         $  .46
                                   ---------      ---------      ---------     ---------
                                   ---------      ---------      ---------     ---------

- -------------------

The fully diluted computation of earnings per share is not presented since fully diluted earnings per share and primary earnings per share do not differ by more than 3%.


                                      -15-